EX-99.2

Exhibit 99.2

Offer to Purchase

THE ENDOWMENT INSTITUTIONAL FUND, L.P.

P.O. Box 182663

Columbus, Ohio 43218-2663

Offer to Purchase All Outstanding

Limited Partnership Interests at Net Asset Value

Dated February 20, 2014

The Offer Will Expire at

Midnight, New York City Time, on March 19, 2014,

Unless the Offer is Extended

To the Partners of The Endowment Institutional Fund, L.P.:

The Endowment Institutional Fund, L.P., a closed-end, non-diversified, management investment company organized as a Delaware limited partnership (the “Fund”), is offering to purchase on the terms and conditions set forth in this offer to purchase (the “Offer to Purchase”) and the related Letter of Transmittal (which together with the Offer to Purchase constitutes the “Offer”) all outstanding limited partnership interests in the Fund or portions thereof pursuant to tenders by Partners at a price equal to their estimated net asset value as of March 31, 2014 (or, solely in the event that it is necessary to extend such date in order to satisfy certain conditions of the Offer as set forth in the Offer to Purchase, June 30, 2014) (the “Valuation Date”). The Offer is currently scheduled to expire at midnight, New York City Time, on March 19, 2014, but the Fund may extend this date (such time and date, as it may be extended, the “Expiration Date”). (As used in the Offer, the term “Interest,” or “Interests,” as the context requires, shall refer to limited partnership interests in the Fund and those interests and portions thereof that have been tendered for repurchase.) The Offer is being made to all Partners and is not conditioned on any minimum amount of Interests being tendered, but is subject to certain conditions described herein. Interests are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the Fund’s Agreement of Limited Partnership dated as of December 8, 2009 (the “LP Agreement”). Capitalized terms used in this tender offer filing but not otherwise defined shall have the meanings ascribed to them in the Fund’s Private Placement Memorandum dated as of January 1, 2014 (the “PPM”), which is included herewith. The Offer is being made simultaneously with a cash tender offer by the PMF Fund (as defined below) in which Partners tendering Interests pursuant to the Offer, and therefore becoming holders of Shares of the PMF Fund, will have the opportunity to participate (the “PMF Funds Offer”). The Offer is not contingent upon the completion of the PMF Funds Offer.

The Fund is one of several “feeder” funds into The Endowment Master Fund, L.P. (the “Master Fund”), which then invests its capital in Investment Funds. The Board of the Master Fund has approved a tender offer for all of the outstanding capital of its Partners, including the Fund. The Board of the Fund has approved a tender offer for all of the Fund’s outstanding Interests. The Offer is conditioned on the Master Fund’s ability to obtain the approval of the Investment Managers to divide and transfer the Master Fund’s interest in Investment Funds to effect an approximately pro-rata division of its portfolio. If as of the Valuation Date the Master Fund is unable to make an approximately pro-rata division of its portfolio, including as a result of the failure to obtain Investment Manager consents, the Fund will be unable to settle the Offer, in which case Partners will remain invested in the Fund. Partners are cautioned that the Valuation Date is expected to occur after the date on which Interests are accepted for purchase in the Offer, and that following such date of acceptance they will not have the right to withdraw their tendered Interests prior to the Valuation Date.

Unlike the Fund’s prior offers to repurchase Interests, Partners who choose to tender their Interests will receive shares of a newly-formed fund (the “PMF Fund”) that will be managed to liquidate over time, distributing its capital to investors. The opportunity presented by the Offer, to obtain shares of a liquidating fund in an amount equal to the full value of a Partner’s Interest, is unlikely to be repeated in the future. Future repurchase offers, if any, will likely be for cash in substantially smaller amounts than previous repurchase amounts and likely will not provide for a choice similar to that presented by the Offer. The Fund does not anticipate considering any future repurchase offers until the fourth quarter of 2014 at the earliest.

Partners who desire to retain their investment in the Fund may ignore the Offer.

The repurchase price for Interests tendered and accepted will not be paid in cash, but in-kind with tendering Partners receiving 100% of their repurchase proceeds in shares of interest (the “Shares”) in PMF Fund, L.P. The PMF Fund is a newly-formed, closed-end, non-diversified registered investment company that invests substantially all of its assets in The Endowment PMF Master Fund, L.P. (the “PMF Master Fund” and, together with the PMF Fund, the “PMF Funds”), which also is a newly-formed, closed-end, non-diversified, registered investment company. Shares of the PMF Fund are only available to Partners that tender their Interests pursuant to the Offer. The PMF Funds have been created to provide Partners a choice of converting their Interests in the Fund, which is a continuously-offered fund with an actively managed portfolio, into Shares of the PMF Fund, which is a fund that prioritizes Partner liquidity over active management. Instead of reinvesting proceeds generated by redemptions of and distributions received from underlying Investment Funds, the PMF Funds will generally distribute such proceeds to the Shareholders (as described in the PMF Fund’s Private Placement Memorandum (the “PMF PPM”)), until such time as the PMF Master Fund portfolio has been entirely liquidated.

The PMF Master Fund’s portfolio will represent an approximately pro-rata division of the portfolio of The Endowment Master Fund, L.P. (the “Master Fund”) based on a valuation as of the Valuation Date, such that Partners tendering their Interests will receive Shares that represent an ownership interest in approximately the same underlying portfolio of investments represented by the tendered Interests immediately prior to the Valuation Date. As of the Valuation Date, Shares of the PMF Fund will have the same value as the Interests that were tendered but thereafter will differ as the PMF Fund and the Fund are managed differently, with the PMF Fund being managed for purposes of an orderly liquidation. Settlement of the Offer and payment of the Shares to tendering Partners are not expected to occur until after the Valuation Date, as described in more detail herein.

Partners may tender part or all of their Interests. Partners who do not tender all of their Interests will remain invested in the Fund. The Fund will continue to be offered to existing and prospective Partners, unlike the PMF Fund, which will not be available to new investors following the conclusion of the Offer. The Fund will continue to pursue its investment objective utilizing an active management strategy, unlike the PMF Fund which will prioritize liquidity and distributions over active management until it is fully liquidated.

Prior to deciding whether to tender Interests pursuant to the Offer (and thereby become an investor in the PMF Fund) or to remain invested in the Fund, Partners should carefully review the PPM and the PMF PPM, which include detailed information regarding the investment objective, risks, fees and expenses of the Fund and PMF Fund, respectively. Partners should note that transfers of the PMF Fund shares are restricted and will not be permitted except as approved by the board of directors of the PMF Fund, as set forth in more detail in the PMF PPM. The board of directors of the PMF Fund will not in most circumstances permit transfers of the Shares for value. The PPM and the PMF PPM are enclosed. Also included herewith is a chart comparing certain terms/aspects of the Fund and the PMF Fund.

Partners should realize that the value of the Interests tendered in the Offer will likely change between the most recent time net asset value was calculated and communicated to them and the Valuation Date (which will be either March 31, 2014 or June 30, 2014), when the value of the Interests tendered to the Fund will be determined for purposes of the Offer, and such change could be material. The Fund determines the estimated net asset value monthly based on the information it receives from the managers of the Investment Funds in which it invests. Any tendering Partners that wish to obtain the estimated net asset value of their Interests on this basis should contact the Support Desk of Endowment Advisers, L.P. at (800) 725-9456 Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m. (New York City Time).

Partners desiring to tender all or any portion of their Interest in accordance with the terms of the Offer should complete and sign the appropriate forms in accordance with the procedures in the Offer to Purchase.

IMPORTANT

NONE OF THE FUND, THE INVESTMENT ADVISER OR ANY OF THE MANAGERS OR DIRECTORS OF THE FUND MAKE ANY RECOMMENDATION TO ANY PARTNER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING INTERESTS. PARTNERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER INTERESTS, AND, IF SO, THE PORTION OF THEIR INTERESTS TO TENDER.

BECAUSE EACH PARTNER’S INVESTMENT DECISION IS A PERSONAL ONE, BASED ON ITS FINANCIAL CIRCUMSTANCES, NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE FUND AS TO WHETHER PARTNERS SHOULD TENDER INTERESTS PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE FUND.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED ON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR ON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Questions and requests for assistance and requests for additional copies of the Offer to Purchase may be directed to the Investment Adviser.

Endowment Advisers, L.P.

P.O. Box 182663

Columbus, Ohio 43218-2663

Phone: (800) 725-9456

THE ENDOWMENT INSTITUTIONAL FUND, L.P.

OFFER TO PURCHASE

SUMMARY TERM SHEET

•	As disclosed in the Fund’s private placement memorandum dated as of January 1, 2014, as it may be amended and supplemented from time to time (the “PPM”), the Investment Adviser intends to recommend to the Board and the Board is expected to approve offers to buy your limited partnership interests at their estimated net asset value (that is, the estimated value of the Fund’s assets minus its liabilities, multiplied by the proportionate interest in the Fund you desire to sell) via a tender offer process. The current offer will remain open until midnight, New York City Time, on March 19, 2014 (the “Expiration Date”) with the estimated net asset value calculated for the purpose of the Offer as of March 31, 2014 (or, solely in the event that it is necessary to extend such date in order to satisfy certain conditions of the Offer as set forth herein, June 30, 2014) as described herein (the “Valuation Date”). Capitalized terms used in this tender offer filing but not otherwise defined have the meanings ascribed to them in the PPM. The Offer is being made simultaneously with a cash tender offer by the PMF Fund (as defined below) in which Partners tendering Interests pursuant to the Offer, and therefore becoming holders of Shares of the PMF Fund, will have the opportunity to participate (the “PMF Funds Offer”). The Offer is not contingent upon the completion of the PMF Funds Offer.

•	Unlike the Fund’s prior offers to repurchase Interests, with respect to which the Fund paid repurchase proceeds in cash, proceeds for Interests tendered and accepted pursuant to the Offer will not be paid in cash. Proceeds for tendered Interests will be paid in-kind with tendering Partners receiving 100% of their repurchase proceeds in shares of limited partnership interest (the “Shares”) in PMF Fund, L.P. (the “PMF Fund”), a newly-formed, closed-end, non-diversified, registered investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) that invests substantially all of its assets in The Endowment PMF Master Fund, L.P. (the “PMF Master Fund” and together with the PMF Fund, the “PMF Funds”), which also is a newly-formed, closed-end, non-diversified, registered investment company.

•	The option presented by the Offer — specifically, the choice of obtaining shares of a liquidating fund in an amount equal to the full value of a Partner’s Interest in the Fund — is unlikely to be repeated in the future. Additionally, as disclosed previously to Partners, the Fund’s strategy has changed such that a larger percentage of its portfolio may consist of long-term illiquid securities, as described in further detail in the PPM, which is attached hereto. Future repurchase offers, if any, will likely be for cash in substantially smaller amounts than previous repurchase amounts and likely will not provide for a choice similar to that presented by the Offer. The Fund does not anticipate considering any repurchase offers until the fourth quarter of 2014 at the earliest.

•	Shares of the PMF Fund are only available to Partners that tender their Interests pursuant to the Offer. The PMF Funds have been created to provide Partners with the choice of effectively converting their Interests in the Fund, which is a continuously-offered fund with an actively managed portfolio, into Shares of the PMF Fund, which is a fund that prioritizes returning Partners’ liquidity over active management. Instead of reinvesting proceeds generated by redemptions of and distributions received from underlying investments, the PMF Funds will generally distribute such proceeds to their respective investors (as described in the PMF Fund’s Private Placement Memorandum (the “PMF PPM”), which is included herewith), until such time as the PMF Master Fund portfolio has been entirely liquidated.

•

The PMF Master Fund’s portfolio will represent an approximately pro-rata division of the portfolio of The Endowment Master Fund, L.P. (the “Master Fund”) as of the Valuation Date, such that Partners tendering their Interests will receive PMF Fund Shares that represent an ownership interest in approximately the same underlying portfolio of Investments as represented by the tendered Interests immediately prior to the Valuation

Date. Thus, as of the Valuation Date, Shares of the PMF Fund will have the same value as the Interests that were tendered but such net asset value thereafter will diverge as the PMF Fund and the Fund will be managed differently, with the PMF Fund returning capital until liquidation, and also having different fees and expenses from the Fund.

•	As described above, the PMF Master Fund’s portfolio will represent an approximately pro-rata division of the Master Fund’s portfolio. An approximately pro-rata division of the Master Fund’s portfolio is dependent upon the Master Fund’s ability to obtain sufficient consents from the investment managers (each, an “Investment Manager”) of the underlying Investment Fund interests to transfer otherwise non-transferable Investment Fund interests that represent a proportional cross-section of the Master Fund’s portfolio as of the Valuation Date. To the extent that sufficient Investment Manager consents are received to effect an approximately pro-rata division of the Master Fund’s portfolio but one or more Investment Managers do not consent to the division of the Master Fund’s interest in the respective Investment Fund(s) managed by such Investment Manager as of the Valuation Date, the Master Fund will be unable to transfer to the PMF Master Fund a pro-rata portion of its interest in such Investment Fund. Instead, the Master Fund will be required to pay to the PMF Master Fund an amount of cash equal to the net asset value as of the Valuation Date of the relevant portion of the Master Fund’s interest proposed but unable to be transferred. Accordingly, there may be differences in the allocations and/or holdings of the portfolios of the Master Fund and the PMF Master Fund as of the Valuation Date if consents are not received from all Investment Funds. Furthermore, there can be no assurance that the net asset value of such a non-transferring fund paid in cash would ultimately represent the full value of a continuing interest in such Investment Fund. As of the Valuation Date, Shares of the PMF Fund will have the same initial value as the Interests that were tendered but thereafter will differ as the PMF Fund and the Fund will be managed differently, with the PMF Fund being managed for purposes of an orderly liquidation.

•	There can be no assurance that the Master Fund will be able to effect an approximately pro-rata division of the Master Fund portfolio by the Valuation Date. If as of the Valuation Date the Master Fund is unable to make an approximately pro-rata division of its portfolio, including as a result of the failure to obtain Investment Manager consents, the Fund will be unable to settle the Offer, in which case Partners will remain invested in the Fund. Partners are cautioned that the Valuation Date is expected to occur after the date on which Interests are accepted for purchase in the Offer, and that following such date of acceptance they will not have the right to withdraw their tendered Interests prior to the Valuation Date.

•	In light of the necessity for Investment Fund transfers to be duly authorized and effected to divide the Master Fund’s portfolio as of the Valuation Date, settlement of the Offer and payment may only be made following the execution of the required transfer agreements, which may not occur until after the date on which Interests are accepted for purchase in the Offer. Due to, among other things, the large number of Investment Funds held and the varying degrees of cooperation needed from the Investment Managers, the date as of which transfer agreements will be executed is uncertain. To the extent that the Master Fund is delayed in entering into sufficient transfer agreements to transfer an approximately pro-rata portion of its portfolio, the Fund will be required to delay the Valuation Date to June 30, 2014, in which case the settlement of the Offer and payment of the Shares to tendering Partners will also be delayed. Such a change in the Valuation Date would not necessarily be accompanied by an extension of the Offer (so that you might not be able to withdraw your tendered Interest), and would increase the potential that the value of tendered Interests may change between the time you elect to tender and the Valuation Date. As discussed above, if as of the Valuation Date the Master Fund is unable to make an approximately pro-rata division of its portfolio, including as a result of the failure to obtain Investment Manager consents, the Fund will be unable to settle the Offer, in which case Partners will remain invested in the Fund. Following the acceptance of Interests tendered in the Offer, you will not have the right to withdraw such tendered Interests.

•	Partners may tender part or all of their Interests. Partners who do not tender all of their Interests will remain invested in the Fund to the extent of the Interests not tendered. The Fund will continue to be offered to existing and prospective investors, unlike the PMF Fund, which will not be available to new investors following the conclusion of the Offer. The Fund will continue to pursue its investment objective utilizing an active management strategy, unlike the PMF Fund which will prioritize liquidity and distributions over active management until it is fully liquidated.

•	Following this summary is a formal notice of the Offer to Purchase Interests. The Offer will remain open until the Expiration Date, unless extended. You may withdraw your tendered Interest until the Expiration Date and, if Interests have not yet been accepted by the Fund, after the expiration of 40 business days from the commencement of the Offer. If you would like to tender part or all of your Interests, you should read and complete a Letter of Transmittal (the enclosed Tender Offer Form will suffice), enclosed with the Offer to Purchase, and contact your financial advisor for specific return instructions. Allow for additional processing time by your financial intermediary if necessary as the form must ultimately be submitted to Endowment Advisers, L.P. (the “Investment Adviser”), at P.O. Box 182663, Columbus, Ohio 43218-2663, Attention: The Endowment Fund or faxed to Endowment Advisers, L.P. at (866) 624-0077, Attention: The Endowment Fund. If you choose to fax the Letter of Transmittal (the enclosed Tender Offer Form will suffice), you should mail the original Letter of Transmittal (the enclosed Tender Offer Form will suffice) promptly after you fax it. Properly completed mailed Letters of Transmittal (the enclosed Tender Offer Form will suffice) or faxed Letters of Transmittal (the enclosed Tender Offer Form will suffice) must be received prior to the Expiration Date. The value of your Interests will likely change between the most recent time the net asset value was calculated and communicated to you and the Valuation Date, when the value of your Interest will be determined for purposes of calculating your purchase price.

•	If you would like to obtain the estimated net asset value of your Interest, which the Fund’s administrator calculates monthly based on the information the Fund receives from the managers of the Investment Funds, you may contact the Support Desk of the Investment Adviser at (800) 725-9456, Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m. (New York City Time). Please note that although you have the opportunity to have your Interest repurchased, we reserve the right, subject to applicable law, to cancel, amend or postpone the Offer prior to the earlier to occur of the Expiration Date (as such may be extended) or when the tendered Interests have been accepted by the Fund or under other circumstances as described herein.

•	Before deciding to tender your Interest and become an investor in the PMF Fund or, alternatively, to retain your investment in the Fund, please review carefully the PPM and the PMF PPM, which include detailed information regarding the investment objective, risks, fees and expenses of the Fund and PMF Fund, respectively. Each PPM is enclosed herewith. Also included herewith is a chart comparing certain terms/aspects of the Fund and the PMF Fund.

•	If you do not wish to tender your Interest, you may ignore the Offer.

1. Background and Purpose of the Offer. The purpose of the Offer is to provide Partners with the choice of continuing with their investment in the Fund or acquiring Shares having the same initial value as their Interest in the Fund. The Shares that tendering Partners will receive as repurchase proceeds will represent an interest in a separate investment vehicle with a focus on passive management until liquidation rather than active management. Instead of reinvesting proceeds received from Investment Funds (i.e., withdrawal or liquidation proceeds), the PMF Fund will generally distribute such proceeds to its shareholders until the PMF Fund is fully liquidated and thus, the PMF Fund will have a finite term. In contrast, the Fund, consistent with its active management style, generally reinvests proceeds received from underlying Investment Funds. Partners that wish to dispose of and/or liquidate their Interests should consider tendering their Interests to the Fund pursuant to the Offer. Partners that wish to remain in the Fund may ignore the Offer.

As previously communicated to Partners, the Board approved strategy changes for the Fund, which became effective on January 1, 2014. The Fund replaced the previous asset allocation ranges and liquidity requirements of the investment portfolio with a limitation that the Fund’s portfolio will not contain more than 75% in longer term illiquid private assets, as defined in the PPM (determined at the time of investment). The change in strategy permits a larger percentage of longer term illiquid assets to be held in the Fund’s portfolio. As a result, amounts offered in future cash repurchase offers, if any, will likely be smaller than those amounts that have been offered for repurchase historically due to the potentially increased illiquidity of the Fund’s investment portfolio. The Fund does not anticipate considering any future repurchase offers until the fourth quarter of 2014 at the earliest.

Tendering Partners will become investors in the PMF Fund, which is only available to Partners that tender their Interests pursuant to the Offer. Following the conclusion of the Offer, the PMF Fund will not be available to new Partners. The PMF Fund has a different investment objective and is subject to different risks, fees and expenses. Transfers of the Shares are strictly limited and are not permitted except as approved by the Board, as set forth in more detail in the PMF Fund PPM. The PMF Fund is one of multiple feeder funds that invest substantially all of their assets in the PMF Master Fund. The PMF Funds have entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with HarbourVest - Origami Structured Solutions L.P., a third-party feeder fund managed by certain large institutional investors (the “Third Party Feeder”), pursuant to which Third Party Feeder has agreed to purchase from the PMF Fund (and from the other feeder funds that invest in the PMF Master Fund) interests in the PMF Master Fund in an amount equal to the amount represented by Shares tendered to the PMF Fund (and the other feeder funds that invest in the PMF Master Fund) pursuant to the PMF Funds Offer. The completion of the transactions contemplated by the Purchase and Sale Agreement is subject to certain conditions. In the event that such transactions are consummated, the Third Party Feeder may be deemed to be a control person of the PMF Master Fund and will in any case have the ability effectively to veto certain actions requiring a vote or unilaterally determine the outcome of a PMF Master Fund vote, including changes to certain governance standards and any vote required under the 1940 Act. Additionally, the Third Party Feeder has had an opportunity to review the Master Fund’s portfolio holdings and may have access to information not generally available to Partners. Thus, investors in the Third Party Feeder may be able to exercise greater influence than investors in the other feeder funds that invest in the PMF Master Fund, including the PMF Fund, potentially to the detriment of the PMF Fund and its investors.

Additionally, the PMF Master Fund has agreed to appoint as directors two individuals to be submitted by the Third Party Feeder prior to the closing of the Third Party Feeder investment. The Third Party Feeder anticipates appointing as directors an individual to be identified, who is expected to be affiliated with HarbourVest Partners L.P., and Jeffrey Young, a principal of Origami Capital Partners, LLC. Mr. Young was born in 1967 and is responsible for all aspects of Origami’s operations, collaborating on firm leadership, investing, and working with clients. His experience is in completing complex transactions and building businesses. Mr. Young graduated from the University of California, Berkeley (A.B., 1989) and the Santa Clara University School of Law (J.D., 1993). He is admitted to the bar in California and Nevada. The two new PMF Master Fund directors would be “interested” directors, and would have the ability effectively to veto certain actions requiring a unanimous vote of the PMF Master Fund board but would not constitute a majority and would not themselves be able to determine the outcome of any PMF Master Fund board vote, other than matters that require a unanimous vote. Such PMF Master Fund directors will not become directors of the PMF Fund. Partners are not tendering Interests or Shares to the Third Party Feeder and have no claim or rights with respect to the Third Party Feeder. Please carefully review the PPM and the PMF PPM for detailed information on the risks, fees and expenses of each. Also included herewith is a chart comparing certain terms/aspects of the Fund and the PMF Fund.

The investors in the Third Party Feeder have entered into a voting agreement with the Investment Adviser (the “Voting Agreement”) pursuant to which the investors in the Third Party Feeder agree that they will not vote to terminate the PMF Master Fund’s investment management agreement (the “Investment Management Agreement”) with the Investment Adviser unless (i) a majority of the PMF Master Fund’s independent directors has voted to so terminate the Investment Management Agreement, (ii) it has been finally determined by a court or an arbitrator that the Investment Adviser (or any officer, director, member, partner, principal or employee thereof) has engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the

Investment Adviser’s office or has materially breached its obligations under the PMF Master Fund’s limited partnership agreement or (iii) such vote is in the same proportion as the other investors in the PMF Master Fund’s feeder funds (for example, if 40% of the investors in the other PMF Master Fund’s feeder funds vote to terminate the Investment Management Agreement, the investors in the Third Party Feeder may cause the Third Party Feeder to vote 40% of its interest to terminate the Investment Management Agreement). In addition, the investors in the Third Party Feeder have agreed that they will vote in favor of any nominee to serve as an independent director on the PMF Master Fund board of directors who has been nominated by a majority of the PMF Master Fund’s independent directors unless (i) they have received written advice of reputable outside counsel that voting for such nominee would be a breach of such investors’ fiduciary duties (such investors have pre-approved two existing directors of the Fund as suitable independent directors for the PMF Master Fund) or (ii) such vote is in the same proportion as the other investors in the PMF Master Fund’s feeder funds (for example, if 40% of the investors in the other PMF Master Fund’s feeder funds vote against a nominee of the independent directors of the PMF Master Fund, the investors in the Third Party Feeder may cause the Third Party Feeder to vote 40% of its interest against such nominee). The investors in the Third Party Feeder have also agreed that they will not cause the Third Party Feeder to call a meeting of the holders of the PMF Master Fund’s voting interests for the purpose of terminating the Investment Management Agreement, or to solicit proxies (including, without limitation, hiring a proxy solicitor) or the written consent of the holders of the PMF Master Fund’s voting interests in connection with a vote of such holders to terminate the Investment Management Agreement.

The purchase of Interests pursuant to the Offer will have the effect of increasing the proportionate interest in the Fund of Partners who do not tender Interests. Partners who retain their Interests may be subject to increased risks that could result from the reduction in the Fund’s aggregate assets resulting from payment for the Interests tendered as well as potentially increased illiquidity of the Master Fund’s portfolio. Additionally, a reduction in the aggregate assets of the Fund may result in Partners who do not tender Interests bearing higher costs to the extent that certain expenses borne by the Fund are relatively fixed and may not decrease if assets decline. These effects may be reduced or eliminated to the extent that additional subscriptions for Interests are made by new and existing Partners from time to time (of which there can be no assurance).

Interests that are tendered to the Fund in connection with the Offer to Purchase, if accepted for repurchase, will be repurchased and cancelled, resulting in an increase in the expenses of remaining Partners (assuming no further issuances of Interests).

2. Offer to Purchase. The Fund will purchase, upon the terms and subject to the conditions of the Offer, up to all of the Fund’s outstanding Interests that are properly tendered by and not withdrawn before the Expiration Date. The purchase price of Interests tendered to the Fund will be their estimated net asset value as of the close of business on the Valuation Date.

Unlike prior repurchase offers conducted by the Fund, the purchase price for Interests tendered to the Fund will not be paid in cash. The purchase price will be paid in-kind in the form of Shares. The Fund is offering to purchase up to the full net asset value of the Fund’s Interests in an effort to provide Partners with the choice of continuing with their investment in the Fund or acquiring Shares having the same initial value as their Interests but which represent an interest in a separate investment vehicle with a focus on passive management until liquidation rather than active management. Instead of reinvesting proceeds received from Investment Funds (i.e., withdrawal or liquidation proceeds), the PMF Fund will generally distribute such proceeds to its Shareholders until the PMF Fund is fully liquidated. Partners that do not tender all of their Interests will remain in the Fund with limited liquidity generally only available through future repurchase offers, to the extent such offers are approved by the Board, as set forth in the PPM.

The PMF Fund is a newly-formed, closed-end, non-diversified, registered investment company that invests substantially all of its assets in the PMF Master Fund, which also is a newly-formed, closed-end, non-diversified, registered investment company. Shares are only available to Partners that tender their Interests pursuant to the Offer. The PMF Master Fund’s portfolio will represent an approximately pro-rata division of the Master Fund’s portfolio as of the Valuation Date, such that Partners tendering their Interests will receive PMF Fund Shares that represent an ownership interest in approximately the same underlying portfolio of investments represented by the tendered Interests immediately prior to the Valuation Date. As of the Valuation Date, Shares will have the same value as the Interests that were tendered but thereafter will differ as the PMF Fund and the Fund are managed differently, with the PMF Fund being managed for purposes of an orderly liquidation. Settlement of the Offer and payment of the Shares are not expected to occur until after the Valuation Date, as described in more detail herein.

As described above, the PMF Master Fund’s portfolio will represent an approximately pro-rata division of the Master Fund’s portfolio. An approximately pro-rata division of the Master Fund’s portfolio is dependent upon the Master Fund’s ability to obtain sufficient consents from the investment managers (each, an “Investment Manager”) of the underlying Investment Fund interests to transfer otherwise non-transferable Investment Fund interests that represent a proportional cross-section of the Master Fund’s portfolio as of the Valuation Date. To the extent that sufficient Investment Manager consents are received to effect an approximately pro-rata division of the Master Fund’s portfolio but one or more Investment Managers do not consent to the division of the Master Fund’s interest in the respective Investment Fund(s) managed by such Investment Managers as of the Valuation Date, the Master Fund will be unable to transfer to the PMF Master Fund a pro-rata portion of its interest in such Investment Funds. Instead, the Master Fund will be required to pay to the PMF Master Fund an amount of cash equal to the net asset value as of the Valuation Date of the relevant portion of the Master Fund’s interest proposed but unable to be transferred. Accordingly, there may be differences in the allocations and/or holdings of the portfolios of the Master Fund and the PMF Master Fund as of the Valuation Date if consents are not received from all Investment Funds. Furthermore, there can be no assurance that the net asset value of such a non-transferring Investment Fund paid in cash would ultimately represent the full value of a continuing interest in such Investment Fund.

There can be no assurance that the Master Fund will be able to effect an approximately pro-rata division of the Master Fund portfolio by the Valuation Date. If as of the Valuation Date the Master Fund is unable to make an approximately pro-rata division of its portfolio, including as a result of the failure to obtain Investment Manager consents, the Fund will be unable to settle the Offer, in which case Partners will remain invested in the Fund. Partners are cautioned that the Valuation Date is expected to occur after the date on which Interests are accepted for purchase in the Offer, and that following such date of acceptance they will not have the right to withdraw their tendered Interests prior to the Valuation Date.

In light of the necessity for Investment Fund transfers to be duly authorized and effected to divide the Master Fund’s portfolio as of the Valuation Date, settlement of the Offer and payment may only be made following the execution of the required transfer agreements, which may not occur until after the date on which Interests are accepted for purchase in the Offer. Due to, among other things, the large number of Investment Funds held and the varying degrees of cooperation needed from the Investment Managers, the date as of which transfer agreements will be executed is uncertain. To the extent that the Master Fund is delayed in entering into sufficient transfer agreements to transfer an approximately pro-rata portion of its portfolio, the Fund will be required to delay the Valuation Date to June 30, 2014, in which case the settlement of the Offer and payment of the Shares to tendering Partners will also be delayed. Such a change in the Valuation Date would not necessarily be accompanied by an extension of the Offer (so that you might not be able to withdraw your tendered Interest), and would increase the potential that the value of tendered Interests may change between the time you elect to tender and the Valuation Date. As discussed above, if as of the Valuation Date the Master Fund is unable to make an approximately pro-rata division of its portfolio, including as a result of the failure to obtain Investment Manager consents, the Fund will be unable to settle the Offer, in which case Partners will remain invested in the Fund. Following the acceptance of Interests tendered in the Offer, you will not have the right to withdraw such tendered Interests.

In addition to the differences described above between the Fund and the PMF Fund, there are also differences in risks, fees and expenses.

Accordingly, before deciding to tender your Interest and become an investor in the PMF Fund or, alternatively, to retain your investment in the Fund, Partners should carefully review the PPM and the PMF PPM, which include detailed information regarding the investment objective, risks, fees and expenses of the Fund and PMF Fund, respectively. Each PPM is enclosed herewith, as well as a chart comparing certain terms/aspects of the Fund and the PMF Fund.

The Fund is one of several “feeder” funds that invests all of its capital into the Master Fund, which then invests its capital in Investment Funds. The Board of the Master Fund has approved a concurrent repurchase offer to be conducted by the Master Fund in an amount up to all outstanding interests of the Master Fund. The Board of the Fund has approved the Offer.

If the Fund elects to extend the tender period, the Valuation Date (the date as of which estimated net asset value of Interests will be determined) may, upon the terms and conditions described herein, be delayed to June 30, 2014. The Fund reserves the right to extend, amend or cancel the Offer as described herein. The purchase price of an Interest tendered will be its estimated net asset value as of the close of business on the Valuation Date.

As of the close of business on December 31, 201, the outstanding Interests had an approximate aggregate net asset value of $28,131,798 (based on the estimated net asset value of such Interests). The Fund’s administrator determines its estimated net asset value monthly based on information it receives from the managers of the Investment Funds in which it invests. Partners may obtain this information by contacting the Support Desk of Endowment Advisers, L.P. at (800) 725-9456, Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m. (New York City Time). Of course, the value of the Interests tendered by the Partners likely will change between the most recent time net asset value was calculated and communicated to you and the Valuation Date.

In the event that the Investment Adviser or any of its affiliates holds an Interest in the Fund, such Interest may be tendered for repurchase in connection with the Offer, without notice to Partners.

3. Amount of Tender. Partners may tender their entire Interest or a portion of their Interest. The Offer is being made to all Partners and is not conditioned on any minimum amount of Interests being tendered. The Fund is offering to purchase up to the full net asset value of all of the Fund’s outstanding Interests as of the Valuation Date. All Interests tendered will be accepted for repurchase by the Fund unless the Fund elects to cancel or amend the Offer.

At the present time, certain Managers, members of the Board and officers of the Fund or of a Fund affiliate have indicated their intentions to have their Interests acquired in this tender offer (or to have their interests in other feeder funds of the Master Fund acquired in parallel tender offers being made simultaneously with this tender offer by such other feeder funds of the Master Fund).

4. Procedure for Tenders. Partners wishing to tender Interests pursuant to the Offer should read and complete and execute the Letter of Transmittal (the enclosed Tender Offer Form will suffice) and contact their financial advisor as the financial intermediary may have specific instructions that need to be followed. Please allow for additional processing time by your financial intermediary if necessary as the form must ultimately be received by the Investment Adviser, either by mail to the attention of The Endowment Fund, at P.O. Box 182663, Columbus, Ohio 43218-2663, or by fax also to the attention of The Endowment Fund, at (866) 624-0077, prior to the Expiration Date. The Fund recommends that all documents be submitted by certified mail, return receipt requested, or by facsimile transmission. A Partner choosing to fax a Letter of Transmittal should also send the original completed and executed Letter of Transmittal (the enclosed Tender Offer Form will suffice) promptly thereafter to the Investment Adviser or to their Financial Advisor or Portfolio Manager.

Partners wishing to confirm receipt of a Letter of Transmittal may contact the Investment Adviser at (800) 725-9456. The method of delivery of any documents is at the election and complete risk of the Partner tendering an Interest, including, but not limited to, the failure of the Investment Adviser to receive any Letter of Transmittal or other document submitted by facsimile transmission. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, and such determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of counsel for the Fund, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Interest or any particular Partner, and the Fund’s interpretation of the terms and conditions of the Offer will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. Tenders will not be deemed to have been made until the defects or irregularities have been cured or waived. None of the Fund, the Investment Adviser nor any of the Managers or Directors of the Fund shall be obligated to give notice of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notice.

5. Withdrawal Rights. Any Partner tendering an Interest pursuant to the Offer may withdraw its tendered Interest until the Expiration Date and, if Interests have not yet been accepted by the Fund, after the expiration of 40 business days from the commencement of the Offer. To be effective, any notice of withdrawal must be timely received by the Investment Adviser by mail or fax. A form to use to give notice of withdrawal is available by calling the Support Desk of the Investment Adviser at (800) 725-9456. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Fund, in its sole discretion, and such determination shall be final and binding. Interests properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Interests may be re-tendered prior to the Expiration Date by following the procedures for tenders described above. Partners are cautioned that the Valuation Date is expected to occur after the date on which Interests are accepted for purchase in the Offer, and that following such date of acceptance they will not have the right to withdraw their tendered Interests prior to the Valuation Date.

6. Purchases and Payment. For purposes of the Offer, the Fund will be deemed to have accepted an Interest that is tendered when the Fund gives written notice to the tendering Partner of the Fund’s election to purchase such Interest. The purchase price of an Interest tendered by any Partner will be the estimated net asset value thereof as of the close of business on the Valuation Date, although settlement of the Offer and payment of the purchase price are not expected to occur until after the Valuation Date, as described herein. The estimated net asset value will be determined after all allocations to capital accounts of the Partners required to be made by the LP Agreement have been made.

In light of the necessity for Investment Fund transfers to be duly authorized and effected to divide the Master Fund’s portfolio as of the Valuation Date, settlement of the Offer and payment may only be made following the execution of the required transfer agreements, which may not occur until after the date on which Interests are accepted for purchase in the Offer. Due to, among other things, the large number of Investment Funds held and the varying degrees of cooperation needed from the Investment Managers, the date as of which transfer agreements will be executed is uncertain. To the extent that the Master Fund is delayed in entering into sufficient transfer agreements to transfer an approximately pro-rata portion of its portfolio, the Fund will be required to delay the Valuation Date to June 30, 2014, in which case the settlement of the Offer and payment of the Shares to tendering Partners will also be delayed. Such a change in the Valuation Date would not necessarily be accompanied by an extension of the Offer (so that you might not be able to withdraw tendered interests), and would increase the potential that the value of tendered Interests may change between the time you elect to tender and the Valuation Date. As discussed above, if as of the Valuation Date the Master Fund is unable to make an approximately pro-rata division of its portfolio, including as a result of the failure to obtain Investment Manager consents, the Fund will be unable to settle the Offer, in which case Partners will remain invested in the Fund. Following the acceptance of Interests tendered in the Offer, you will not have the right to withdraw such tendered Interests.

There can be no assurance that all Investment Managers will consent to a division of the Master Fund’s interest in their respective Investment Funds. To the extent that sufficient Investment Manager consents are received to effect an approximately pro-rata division of the Master Fund’s portfolio but one or more Investment Managers do not consent to the division of the Master Fund’s interest in the respective Investment Fund(s) managed by such Investment Manager as of the Valuation Date, the Master Fund will be unable to transfer to the PMF Master Fund a pro-rata portion of its interest in such Investment Fund. Instead, the Master Fund will be required to pay to the PMF Master Fund an amount of cash equal to the net asset value as of the Valuation Date of the relevant portion of the Master Fund’s interest proposed but unable to be transferred. Accordingly, there may be differences in the allocations and/or holdings of the portfolios of the Master Fund and the PMF Master Fund as of the Valuation Date if consents are not received from all Investment Funds. Furthermore, there can be no assurance that the net asset value of such a non-transferring fund paid in cash would ultimately represent the full value of a continuing interest in such Investment Fund. As of the Valuation Date, Shares will have the same initial value as the Interests that were tendered but thereafter will differ as the PMF Fund and the Fund will be managed differently, with the PMF Fund being managed for purposes of an orderly liquidation.

The purchase price for Interests tendered to the Fund will not be paid in cash. The purchase price for tendered Interests will be paid in-kind in the form of Shares that the Fund will receive from the Master Fund in connection with the Master Fund’s concurrent repurchase offer. The value of the Shares received by tendering Partners will be equal to the estimated net asset value of the tendered Interests as of the Valuation Date.

The repurchase of Interests is subject to regulatory requirements imposed by the Securities and Exchange Commission (“SEC”). The Fund’s repurchase procedures are intended to comply with such requirements. However, in the event that the Board determines that modification of the repurchase procedures is required or appropriate, the Board will adopt revised repurchase procedures as necessary to ensure the Fund’s compliance with applicable regulations or as the Board in its sole discretion deems appropriate. Conditions of the Offer are set forth in section 7 below.

Each Partner whose Interest (or portion thereof) has been accepted for repurchase will continue to be a Partner of the Fund effective until the Valuation Date (and thereafter if its Interest is repurchased in part) and may exercise its voting rights with respect to the repurchased Interest (or portion thereof) until the Valuation Date.

The Master Fund has incurred and paid, and may incur and pay in the future, expenses in connection with conducting the Offer, including expenses in connection with the formation and capitalization of the PMF Funds, and the Fund will therefore bear an indirect pro-rata share of such expenses. The Offer is not conditioned on the completion of the PMF Funds Offer; however, in the event that the PMF Funds Offer is not completed, the Master Fund will bear a pro-rata portion of certain expenses relating to the PMF Funds Offer, including certain expenses that may be payable in the event that the transaction contemplated by the Purchase and Sale Agreement with the Third Party Feeder is not completed. The Fund does not intend to impose any charges (except for direct costs and expenses borne by the Fund generally) on the repurchase of Interests. Partners that tender Interests will become Shareholders of the PMF Fund and, as a result, will become subject to the fees and expenses of the PMF Fund, as set forth in the PMF PPM.

A Partner who tenders some but not all of the Partner’s Interest for repurchase will be required to maintain a minimum capital account balance of $100,000. Such minimum capital account balance requirement may be waived by the Fund, in its sole discretion. The Fund reserves the right to reduce the amount to be repurchased from a Partner so that the required capital account balance is maintained.

7. Certain Conditions of the Offer. An approximately pro-rata division of the Master Fund’s portfolio, and thus settlement of the Offer, is dependent upon the Master Fund’s ability to obtain the consents of Investment Managers to such division. There can be no assurance that the Master Fund will be able to effect an approximately pro-rata division of the Master Fund portfolio by the Valuation Date. If as of the Valuation Date the Master Fund is unable to make an approximately pro-rata division of its portfolio, including as a result of the failure to obtain Investment Manager consents, the Fund will be unable to settle the Offer, in which case Partners will remain invested in the Fund. The Fund expects to accept Interests tendered for repurchase prior to being able to determine whether the Master Fund will be able to effect such division. Following such date of acceptance Partners will not have the right to withdraw their tendered Interests prior to the Valuation Date.

To the extent that the Master Fund is delayed in entering into sufficient transfer agreements to transfer an approximately pro-rata portion of its portfolio, the Fund will be required to delay the Valuation Date to June 30, 2014, in which case the settlement of the Offer and payment of the Shares to tendering Partners will also be delayed. Such a change in the Valuation Date will not necessarily be accompanied by an extension of the Offer (so that you might not be able to withdraw your tendered Interest), and would increase the potential that the value of tendered Interests may change between the time you elect to tender and the Valuation Date. Following the acceptance of Interests tendered in the Offer, you will not have the right to withdraw such tendered Interests.

The Fund reserves the right, at any time and from time to time, subject to applicable law, to extend the period of time during which the Offer is pending by notifying Partners of such extension. If the Fund elects to extend the period during which the Offer is open, the Valuation Date (which is the date on which the estimated net asset value of tendered Interests will be determined) may, in the discretion of the Board, be delayed to June 30, 2014. During any extension of the Offer, all Interests previously tendered and not withdrawn will remain subject to the Offer. Following the acceptance of Interests tendered in the Offer, you will not have the right to withdraw such tendered Interests.

The Fund may amend the Offer or postpone the acceptance of tenders made pursuant to the Offer (and, by extension, the Valuation Date) in order to allow the approximately pro-rata division of the Master Fund’s portfolio to be made (such condition, the “Portfolio Division Condition.”) However, there can be no assurance that the Fund will exercise its right to extend or amend the Offer or to postpone acceptance of tenders pursuant to the Offer. If the Fund determines to amend the Offer or to postpone the acceptance of Interests tendered, it will, to the extent required, extend the period of time during which the Offer is open as provided above and will promptly notify Partners.

8. Certain Information About the Fund. The Fund is registered under the 1940 Act as a closed-end, non-diversified, management investment company and is organized as a Delaware limited partnership. The principal executive office of the Fund is located at 4265 San Felipe, 8th Floor, Houston, Texas 77027 and the telephone number is (713) 993-4675. Interests are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the LP Agreement. The Investment Adviser’s investment committee (the “Investment Committee”) members are Messrs. Lee G. Partridge, Jeremy L. Radcliffe, William K. Enszer, William B. Hunt and William R. Guinn (the “Managers”). Their address is c/o Endowment Advisers, L.P. at 4265 San Felipe, 8th Floor, Houston, Texas 77027 and the telephone number is (713) 993-4675.

Based on December 31, 2013 estimated values, Mr. John A. Blaisdell, Manager, Director and Co-Principal Executive Officer of the Fund, beneficially owns $1,254,065 of Interests in the Fund, and an aggregate of $1,503,159 of the interests in the fund complex.

Based on December 31, 2013 estimated values, Mr. Andrew B. Linbeck, Manager, Director and Co-Principal Executive Officer of the Fund, beneficially owns $2,065,961 of Interests in the Fund, and an aggregate of $2,336,811 of the interests in the fund complex.

Based on December 31, 2013 estimated values, Mr. John E. Price, Principal Financial Officer of the Fund, beneficially owns $121,947 of Interests in the Fund, and an aggregate of $121,947 of the interests in the fund complex.

Based on December 31, 2013 estimated values, Mr. A. Haag Sherman, Director of the Fund, beneficially owns $1,978,061 of Interests in the Fund, and an aggregate of $2,066,434 of the interests in the fund complex.

Based on December 31, 2013 estimated values, Mr. Lee G. Partridge, Manager and Chief Investment Officer of the Investment Adviser, does not have any beneficial ownership in the Fund.

Based on December 31, 2013 estimated values, Mr. Jeremy L. Radcliffe, Secretary of the Fund, beneficially owns $516,490 of Interests in the Fund, and owns an aggregate of $516,490 of the interests in the fund complex.

Based on December 31, 2013 estimated values, Mr. Scott E. Schwinger, Independent Director of the Fund, does not have any beneficial ownership in the Fund, but beneficially owns $223,345 of the interests in the fund complex.

Based on December 31, 2013 estimated values, Mr. William K. Enszer, portfolio manager of the Fund, does not have any beneficial ownership in the Fund.

None of the other directors of the Fund have any beneficial ownership in the Fund or the fund complex.

The Fund does not have any plans or proposals that relate to or would result in: (1) the acquisition by any of the above of additional Interests (other than the Fund’s intention to accept subscriptions for Interests from time to time in the discretion of the Fund), or the disposition of Interests (except for the Fund’s periodic discretionary solicitations of tender offers); (2) other than as described herein or in the cover letters filed in connection with the Offer with regard to the choice to receive Shares, an extraordinary transaction, such as a merger, reorganization or liquidation, involving the Fund; (3) other than as described herein or in the cover letters filed in connection with the Offer with regard to the choice to receive Shares, any material change in the present distribution policy or indebtedness or capitalization of the Fund; (4) any change in the identity of the Investment Adviser or the Managers or Directors of the Fund, or in the management of the Fund including, but not limited to, any plans or proposals to change the number or the term of the Directors of the Fund, to fill any existing vacancy for a Director or to change any material term of the investment advisory arrangements with the Investment Adviser; (5) other than as described herein or in the cover letters filed in connection with the Offer with regard to the choice to receive Shares, a sale or transfer of a material amount of assets of the Fund; (6) other than as described herein or in the cover letters filed in connection with the Offer, any other material change in the Fund’s structure or business, including any plans or proposals to make any changes in its fundamental investment policies, as amended, for which a vote would be required by Section 13 of the 1940 Act; or (7) any changes in the LP Agreement or other actions that might impede the acquisition of control of the Fund by any person. Because Interests are not traded in any market, Items (6), (7) and (8) of Item 1006(c) of Regulation M-A are not applicable to the Fund.

To obtain consents, the Master Fund and the PMF Master Fund may be required to agree to indemnify Investment Funds and Investment Managers in connection with the division of the Master Fund’s portfolio or any related transfers of Investment Fund interests to the PMF Master Fund, which could expose the Master Fund and PMF Master Fund, and thus the Fund and the PMF Fund, to additional liabilities. The Master Fund may also bear the expenses imposed on transfers by Investment Funds, including fees and expenses of counsel to the Investment Funds, as well as accounting fees and expenses that the Investment Funds may incur in the future in connection with the Investment Fund’s compliance with any U.S. federal tax requirements or elections as a result of the transfers.

9. Certain Federal Income Tax Consequences. The following discussion is a general summary of the federal income tax consequences of the purchase of Interests by the Fund from Partners pursuant to the Offer. Partners should consult their own tax advisors for a complete description of the tax consequences to them of a purchase of their Interests by the Fund pursuant to the Offer.

A Partner who tenders all or a portion of its Interest to the Fund for repurchase receiving payment in kind in the form of Shares generally will not recognize any income or capital gain or loss with respect to the transaction. A Partner’s tax basis in the PMF Fund Shares it receives in the repurchase transaction generally will be the same as its aggregate tax basis in the Interest being repurchased.

10. Miscellaneous. The Offer is not being made to, nor will tenders be accepted from, Partners in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. The Fund is not aware of any jurisdiction in which the Offer or tenders pursuant thereto would not be in compliance with the laws of such jurisdiction. However, the Fund reserves the right to exclude Partners from the Offer in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. The Fund believes such exclusion is permissible under applicable laws and regulations, provided the Fund makes a good faith effort to comply with any state law deemed applicable to the Offer.

The Fund has filed an Issuer Tender Offer Statement on Schedule TO with the SEC, which includes certain information relating to the Offer summarized herein. A free copy of such statement may be obtained from the Fund by contacting the Investment Adviser at (800) 725-9456 or from the SEC’s internet web site, http://www.sec.gov. For a fee, a copy may be obtained from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549. For more information about its operation. call (202) 551-8090.

Financial Statements

The audited financial statements of the Fund for the fiscal year ended December 31, 2012, and the schedule of investments dated December 31, 2012, both filed with the SEC on EDGAR on Form N-CSR on March 11, 2013, are hereby incorporated by reference. The semi-annual, unaudited financial statements for the six month period ended June 30, 2013, filed with the SEC on EDGAR on Form N-CSRS on September 6, 2013, are hereby incorporated by reference.

Offer to Purchase

Clients of Merrill Lynch Financial Advisors or U.S. Trust Portfolio Managers

THE ENDOWMENT INSTITUTIONAL FUND, L.P.

P.O. Box 182663

Columbus, Ohio 43218-2663

Offer to Purchase All Outstanding

Limited Partnership Interests at Net Asset Value

Dated February 20, 2014

The Offer Will Expire at

Midnight, New York City Time, on March 19, 2014,

Unless the Offer is Extended

To the Partners of The Endowment Institutional Fund, L.P.:

The Endowment Institutional Fund, L.P., a closed-end, non-diversified, management investment company organized as a Delaware limited partnership (the “Fund”), is offering to purchase on the terms and conditions set forth in this offer to purchase (the “Offer to Purchase”) and the related Letter of Transmittal (which together with the Offer to Purchase constitutes the “Offer”) all outstanding limited partnership interests in the Fund or portions thereof pursuant to tenders by Partners at a price equal to their estimated net asset value as of March 31, 2014 (or, solely in the event that it is necessary to extend such date in order to satisfy certain conditions of the Offer as set forth in the Offer to Purchase, June 30, 2014) (the “Valuation Date”). The Offer is currently scheduled to expire at midnight, New York City Time, on March 19, 2014, but the Fund may extend this date (such time and date, as it may be extended, the “Expiration Date”). (As used in the Offer, the term “Interest,” or “Interests,” as the context requires, shall refer to limited partnership interests in the Fund and those interests and portions thereof that have been tendered for repurchase.) The Offer is being made to all Partners and is not conditioned on any minimum amount of Interests being tendered, but is subject to certain conditions described herein. Interests are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the Fund’s Agreement of Limited Partnership dated as of December 8, 2009 (the “LP Agreement”). Capitalized terms used in this tender offer filing but not otherwise defined shall have the meanings ascribed to them in the Fund’s Private Placement Memorandum dated as of January 1, 2014 (the “PPM”), which is included herewith. The Offer is being made simultaneously with a cash tender offer by the PMF Fund (as defined below) in which Partners tendering Interests pursuant to the Offer, and therefore becoming holders of Shares of the PMF Fund, will have the opportunity to participate (the “PMF Funds Offer”). The Offer is not contingent upon the completion of the PMF Funds Offer.

The Fund is one of several “feeder” funds into The Endowment Master Fund, L.P. (the “Master Fund”), which then invests its capital in Investment Funds. The Board of the Master Fund has approved a tender offer for all of the outstanding capital of its Partners, including the Fund. The Board of the Fund has approved a tender offer for all of the Fund’s outstanding Interests. The Offer is conditioned on the Master Fund’s ability to obtain the approval of the Investment Managers to divide and transfer the Master Fund’s interest in Investment Funds to effect an approximately pro-rata division of its portfolio. If as of the Valuation Date the Master Fund is unable to make an approximately pro-rata division of its portfolio, including as a result of the failure to obtain Investment Manager consents, the Fund will be unable to settle the Offer, in which case Partners will remain invested in the Fund. Partners are cautioned that the Valuation Date is expected to occur after the date on which Interests are accepted for purchase in the Offer, and that following such date of acceptance they will not have the right to withdraw their tendered Interests prior to the Valuation Date.

Unlike the Fund’s prior offers to repurchase Interests, Partners who choose to tender their Interests will receive shares of a newly-formed fund (the “PMF Fund”) that will be managed to liquidate over time, distributing its capital to investors. The opportunity presented by the Offer, to obtain shares of a liquidating fund in an amount equal to the full value of a Partner’s Interest, is unlikely to be repeated in the future. Future repurchase offers, if any, will likely be for cash in substantially smaller amounts than previous repurchase amounts and likely will not provide for a choice similar to that presented by the Offer. The Fund does not anticipate considering any future repurchase offers until the fourth quarter of 2014 at the earliest.

Partners who desire to retain their investment in the Fund may ignore the Offer.

The repurchase price for Interests tendered and accepted will not be paid in cash, but in-kind with tendering Partners receiving 100% of their repurchase proceeds in shares of interest (the “Shares”) in PMF Fund, L.P. The PMF Fund is a newly-formed, closed-end, non-diversified registered investment company that invests substantially all of its assets in The Endowment PMF Master Fund, L.P. (the “PMF Master Fund” and, together with the PMF Fund, the “PMF Funds”), which also is a newly-formed, closed-end, non-diversified, registered investment company. Shares of the PMF Fund are only available to Partners that tender their Interests pursuant to the Offer. The PMF Funds have been created to provide Partners a choice of converting their Interests in the Fund, which is a continuously-offered fund with an actively managed portfolio, into Shares of the PMF Fund, which is a fund that prioritizes Partner liquidity over active management. Instead of reinvesting proceeds generated by redemptions of and distributions received from underlying Investment Funds, the PMF Funds will generally distribute such proceeds to the Shareholders (as described in the PMF Fund’s Private Placement Memorandum (the “PMF PPM”)), until such time as the PMF Master Fund portfolio has been entirely liquidated.

The PMF Master Fund’s portfolio will represent an approximately pro-rata division of the portfolio of The Endowment Master Fund, L.P. (the “Master Fund”) based on a valuation as of the Valuation Date, such that Partners tendering their Interests will receive Shares that represent an ownership interest in approximately the same underlying portfolio of investments represented by the tendered Interests immediately prior to the Valuation Date. As of the Valuation Date, Shares of the PMF Fund will have the same value as the Interests that were tendered but thereafter will differ as the PMF Fund and the Fund are managed differently, with the PMF Fund being managed for purposes of an orderly liquidation. Settlement of the Offer and payment of the Shares to tendering Partners are not expected to occur until after the Valuation Date, as described in more detail herein.

Partners may tender part or all of their Interests. Partners who do not tender all of their Interests will remain invested in the Fund. The Fund will continue to be offered to existing and prospective Partners, unlike the PMF Fund, which will not be available to new investors following the conclusion of the Offer. The Fund will continue to pursue its investment objective utilizing an active management strategy, unlike the PMF Fund which will prioritize liquidity and distributions over active management until it is fully liquidated.

Prior to deciding whether to tender Interests pursuant to the Offer (and thereby become an investor in the PMF Fund) or to remain invested in the Fund, Partners should carefully review the PPM and the PMF PPM, which include detailed information regarding the investment objective, risks, fees and expenses of the Fund and PMF Fund, respectively. Partners should note that transfers of the PMF Fund shares are restricted and will not be permitted except as approved by the board of directors of the PMF Fund, as set forth in more detail in the PMF PPM. The board of directors of the PMF Fund will not in most circumstances permit transfers of the Shares for value. The PPM and the PMF PPM are enclosed. Also included herewith is a chart comparing certain terms/aspects of the Fund and the PMF Fund.

Partners should realize that the value of the Interests tendered in the Offer will likely change between the most recent time net asset value was calculated and communicated to them and the Valuation Date (which will be either March 31, 2014 or June 30, 2014), when the value of the Interests tendered to the Fund will be determined for purposes of the Offer, and such change could be material. The Fund determines the estimated net asset value monthly based on the information it receives from the managers of the Investment Funds in which it invests. Any tendering Partners that wish to obtain the estimated net asset value of their Interests on this basis should contact the Support Desk of Endowment Advisers, L.P. at (800) 725-9456 Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m. (New York City Time).

Partners desiring to tender all or any portion of their Interest in accordance with the terms of the Offer should complete and sign the appropriate forms in accordance with the procedures in the Offer to Purchase.

IMPORTANT

NONE OF THE FUND, THE INVESTMENT ADVISER OR ANY OF THE MANAGERS OR DIRECTORS OF THE FUND MAKE ANY RECOMMENDATION TO ANY PARTNER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING INTERESTS. PARTNERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER INTERESTS, AND, IF SO, THE PORTION OF THEIR INTERESTS TO TENDER.

BECAUSE EACH PARTNER’S INVESTMENT DECISION IS A PERSONAL ONE, BASED ON ITS FINANCIAL CIRCUMSTANCES, NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE FUND AS TO WHETHER PARTNERS SHOULD TENDER INTERESTS PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE FUND.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED ON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR ON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Questions and requests for assistance and requests for additional copies of the Offer to Purchase may be directed to your Financial Advisor or Portfolio Manager.

Endowment Advisers, L.P. P.O. Box 182663 Columbus, Ohio 43218-2663 Phone: (800) 725-9456

THE ENDOWMENT INSTITUTIONAL FUND, L.P.

OFFER TO PURCHASE

SUMMARY TERM SHEET

•	As disclosed in the Fund’s private placement memorandum dated as of January 1, 2014, as it may be amended and supplemented from time to time (the “PPM”), the Investment Adviser intends to recommend to the Board and the Board is expected to approve offers to buy your limited partnership interests at their estimated net asset value (that is, the estimated value of the Fund’s assets minus its liabilities, multiplied by the proportionate interest in the Fund you desire to sell) via a tender offer process. The current offer will remain open until midnight, New York City Time, on March 19, 2014 (the “Expiration Date”) with the estimated net asset value calculated for the purpose of the Offer as of March 31, 2014 (or, solely in the event that it is necessary to extend such date in order to satisfy certain conditions of the Offer as set forth herein, June 30, 2014) as described herein (the “Valuation Date”). Capitalized terms used in this tender offer filing but not otherwise defined have the meanings ascribed to them in the PPM. The Offer is being made simultaneously with a cash tender offer by the PMF Fund (as defined below) in which Partners tendering Interests pursuant to the Offer, and therefore becoming holders of Shares of the PMF Fund, will have the opportunity to participate (the “PMF Funds Offer”). The Offer is not contingent upon the completion of the PMF Funds Offer.

•	Unlike the Fund’s prior offers to repurchase Interests, with respect to which the Fund paid repurchase proceeds in cash, proceeds for Interests tendered and accepted pursuant to the Offer will not be paid in cash. Proceeds for tendered Interests will be paid in-kind with tendering Partners receiving 100% of their repurchase proceeds in shares of limited partnership interest (the “Shares”) in PMF Fund, L.P. (the “PMF Fund”), a newly-formed, closed-end, non-diversified, registered investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) that invests substantially all of its assets in The Endowment PMF Master Fund, L.P. (the “PMF Master Fund” and together with the PMF Fund, the “PMF Funds”), which also is a newly-formed, closed-end, non-diversified, registered investment company.

•	The option presented by the Offer — specifically, the choice of obtaining shares of a liquidating fund in an amount equal to the full value of a Partner’s Interest in the Fund — is unlikely to be repeated in the future. Additionally, as disclosed previously to Partners, the Fund’s strategy has changed such that a larger percentage of its portfolio may consist of long-term illiquid securities, as described in further detail in the PPM, which is attached hereto. Future repurchase offers, if any, will likely be for cash in substantially smaller amounts than previous repurchase amounts and likely will not provide for a choice similar to that presented by the Offer. The Fund does not anticipate considering any repurchase offers until the fourth quarter of 2014 at the earliest.

•	Shares of the PMF Fund are only available to Partners that tender their Interests pursuant to the Offer. The PMF Funds have been created to provide Partners with the choice of effectively converting their Interests in the Fund, which is a continuously-offered fund with an actively managed portfolio, into Shares of the PMF Fund, which is a fund that prioritizes returning Partners’ liquidity over active management. Instead of reinvesting proceeds generated by redemptions of and distributions received from underlying investments, the PMF Funds will generally distribute such proceeds to their respective investors (as described in the PMF Fund’s Private Placement Memorandum (the “PMF PPM”), which is included herewith), until such time as the PMF Master Fund portfolio has been entirely liquidated.

•

The PMF Master Fund’s portfolio will represent an approximately pro-rata division of the portfolio of The Endowment Master Fund, L.P. (the “Master Fund”) as of the Valuation Date, such that Partners tendering their Interests will receive PMF Fund Shares that represent an ownership interest in approximately the same underlying portfolio of Investments as represented by the tendered Interests immediately prior to the Valuation Date. Thus, as of the Valuation Date, Shares of the PMF Fund will have the same value as

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the Interests that were tendered but such net asset value thereafter will diverge as the PMF Fund and the Fund will be managed differently, with the PMF Fund returning capital until liquidation, and also having different fees and expenses from the Fund.

•	As described above, the PMF Master Fund’s portfolio will represent an approximately pro-rata division of the Master Fund’s portfolio. An approximately pro-rata division of the Master Fund’s portfolio is dependent upon the Master Fund’s ability to obtain sufficient consents from the investment managers (each, an “Investment Manager”) of the underlying Investment Fund interests to transfer otherwise non-transferable Investment Fund interests that represent a proportional cross-section of the Master Fund’s portfolio as of the Valuation Date. To the extent that sufficient Investment Manager consents are received to effect an approximately pro-rata division of the Master Fund’s portfolio but one or more Investment Managers do not consent to the division of the Master Fund’s interest in the respective Investment Fund(s) managed by such Investment Manager as of the Valuation Date, the Master Fund will be unable to transfer to the PMF Master Fund a pro-rata portion of its interest in such Investment Fund. Instead, the Master Fund will be required to pay to the PMF Master Fund an amount of cash equal to the net asset value as of the Valuation Date of the relevant portion of the Master Fund’s interest proposed but unable to be transferred. Accordingly, there may be differences in the allocations and/or holdings of the portfolios of the Master Fund and the PMF Master Fund as of the Valuation Date if consents are not received from all Investment Funds. Furthermore, there can be no assurance that the net asset value of such a non-transferring fund paid in cash would ultimately represent the full value of a continuing interest in such Investment Fund. As of the Valuation Date, Shares of the PMF Fund will have the same initial value as the Interests that were tendered but thereafter will differ as the PMF Fund and the Fund will be managed differently, with the PMF Fund being managed for purposes of an orderly liquidation.

•	There can be no assurance that the Master Fund will be able to effect an approximately pro-rata division of the Master Fund portfolio by the Valuation Date. If as of the Valuation Date the Master Fund is unable to make an approximately pro-rata division of its portfolio, including as a result of the failure to obtain Investment Manager consents, the Fund will be unable to settle the Offer, in which case Partners will remain invested in the Fund. Partners are cautioned that the Valuation Date is expected to occur after the date on which Interests are accepted for purchase in the Offer, and that following such date of acceptance they will not have the right to withdraw their tendered Interests prior to the Valuation Date.

•	In light of the necessity for Investment Fund transfers to be duly authorized and effected to divide the Master Fund’s portfolio as of the Valuation Date, settlement of the Offer and payment may only be made following the execution of the required transfer agreements, which may not occur until after the date on which Interests are accepted for purchase in the Offer. Due to, among other things, the large number of Investment Funds held and the varying degrees of cooperation needed from the Investment Managers, the date as of which transfer agreements will be executed is uncertain. To the extent that the Master Fund is delayed in entering into sufficient transfer agreements to transfer an approximately pro-rata portion of its portfolio, the Fund will be required to delay the Valuation Date to June 30, 2014, in which case the settlement of the Offer and payment of the Shares to tendering Partners will also be delayed. Such a change in the Valuation Date would not necessarily be accompanied by an extension of the Offer (so that you might not be able to withdraw your tendered Interest), and would increase the potential that the value of tendered Interests may change between the time you elect to tender and the Valuation Date. As discussed above, if as of the Valuation Date the Master Fund is unable to make an approximately pro-rata division of its portfolio, including as a result of the failure to obtain Investment Manager consents, the Fund will be unable to settle the Offer, in which case Partners will remain invested in the Fund. Following the acceptance of Interests tendered in the Offer, you will not have the right to withdraw such tendered Interests.

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•	Partners may tender part or all of their Interests. Partners who do not tender all of their Interests will remain invested in the Fund to the extent of the Interests not tendered. The Fund will continue to be offered to existing and prospective investors, unlike the PMF Fund, which will not be available to new investors following the conclusion of the Offer. The Fund will continue to pursue its investment objective utilizing an active management strategy, unlike the PMF Fund which will prioritize liquidity and distributions over active management until it is fully liquidated.

•	Following this summary is a formal notice of the Offer to Purchase Interests. The Offer will remain open until the Expiration Date, unless extended. You may withdraw your tendered Interest until the Expiration Date and, if Interests have not yet been accepted by the Fund, after the expiration of 40 business days from the commencement of the Offer. If you would like to tender part or all of your Interests, you should contact your Financial Advisor or Portfolio Manager who will provide you with a customized Tender Offer Form for you to sign and return. The Letter of Transmittal accompanying this Offer to Purchase includes a sample Tender Offer Form for your reference only. The Tender Offer Form generated for your account will need to be signed and returned to your Financial Advisor or Portfolio Manager. Upon receiving the signed Tender Offer Form, your Financial Advisor or Portfolio Manager will need to submit the order with the properly completed Tender Offer Form prior to the Expiration Date. The value of your Interests will likely change between the most recent time the net asset value was calculated and communicated to you and the Valuation Date, when the value of your Interest will be determined for purposes of calculating your purchase price.

•	If you would like to obtain the estimated net asset value of your Interest, which the Fund’s administrator calculates monthly based on the information the Fund receives from the managers of the Investment Funds, you may contact the Support Desk of the Investment Adviser at (800) 725-9456, Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m. (New York City Time). Please note that although you have the opportunity to have your Interest repurchased, we reserve the right, subject to applicable law, to cancel, amend or postpone the Offer prior to the earlier to occur of the Expiration Date (as such may be extended) or when the tendered Interests have been accepted by the Fund or under other circumstances as described herein.

•	Before deciding to tender your Interest and become an investor in the PMF Fund or, alternatively, to retain your investment in the Fund, please review carefully the PPM and the PMF PPM, which include detailed information regarding the investment objective, risks, fees and expenses of the Fund and PMF Fund, respectively. Each PPM is enclosed herewith. Also included herewith is a chart comparing certain terms/aspects of the Fund and the PMF Fund.

•	If you do not wish to tender your Interest, you may ignore the Offer.

1. Background and Purpose of the Offer. The purpose of the Offer is to provide Partners with the choice of continuing with their investment in the Fund or acquiring Shares having the same initial value as their Interest in the Fund. The Shares that tendering Partners will receive as repurchase proceeds will represent an interest in a separate investment vehicle with a focus on passive management until liquidation rather than active management. Instead of reinvesting proceeds received from Investment Funds (i.e., withdrawal or liquidation proceeds), the PMF Fund will generally distribute such proceeds to its shareholders until the PMF Fund is fully liquidated and thus, the PMF Fund will have a finite term. In contrast, the Fund, consistent with its active management style, generally reinvests proceeds received from underlying Investment Funds. Partners that wish to dispose of and/or liquidate their Interests should consider tendering their Interests to the Fund pursuant to the Offer. Partners that wish to remain in the Fund may ignore the Offer.

As previously communicated to Partners, the Board approved strategy changes for the Fund, which became effective on January 1, 2014. The Fund replaced the previous asset allocation ranges and liquidity requirements of the investment portfolio with a limitation that the Fund’s portfolio will not contain more than 75% in longer term

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illiquid private assets, as defined in the PPM (determined at the time of investment). The change in strategy permits a larger percentage of longer term illiquid assets to be held in the Fund’s portfolio. As a result, amounts offered in future cash repurchase offers, if any, will likely be smaller than those amounts that have been offered for repurchase historically due to the potentially increased illiquidity of the Fund’s investment portfolio. The Fund does not anticipate considering any future repurchase offers until the fourth quarter of 2014 at the earliest.

Tendering Partners will become investors in the PMF Fund, which is only available to Partners that tender their Interests pursuant to the Offer. Following the conclusion of the Offer, the PMF Fund will not be available to new Partners. The PMF Fund has a different investment objective and is subject to different risks, fees and expenses. Transfers of the Shares are strictly limited and are not permitted except as approved by the Board, as set forth in more detail in the PMF Fund PPM. The PMF Fund is one of multiple feeder funds that invest substantially all of their assets in the PMF Master Fund. The PMF Funds have entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with HarbourVest—Origami Structured Solutions L.P., a third-party feeder fund managed by certain large institutional investors (the “Third Party Feeder”), pursuant to which Third Party Feeder has agreed to purchase from the PMF Fund (and from the other feeder funds that invest in the PMF Master Fund) interests in the PMF Master Fund in an amount equal to the amount represented by Shares tendered to the PMF Fund (and the other feeder funds that invest in the PMF Master Fund) pursuant to the PMF Funds Offer. The completion of the transactions contemplated by the Purchase and Sale Agreement is subject to certain conditions. In the event that such transactions are consummated, the Third Party Feeder may be deemed to be a control person of the PMF Master Fund and will in any case have the ability effectively to veto certain actions requiring a vote or unilaterally determine the outcome of a PMF Master Fund vote, including changes to certain governance standards and any vote required under the 1940 Act. Additionally, the Third Party Feeder has had an opportunity to review the Master Fund’s portfolio holdings and may have access to information not generally available to Partners. Thus, investors in the Third Party Feeder may be able to exercise greater influence than investors in the other feeder funds that invest in the PMF Master Fund, including the PMF Fund, potentially to the detriment of the PMF Fund and its investors.

Additionally, the PMF Master Fund has agreed to appoint as directors two individuals to be submitted by the Third Party Feeder prior to the closing of the Third Party Feeder investment. The Third Party Feeder anticipates appointing as directors an individual to be identified, who is expected to be affiliated with HarbourVest Partners L.P., and Jeffrey Young, a principal of Origami Capital Partners, LLC. Mr. Young was born in 1967 and is responsible for all aspects of Origami’s operations, collaborating on firm leadership, investing, and working with clients. His experience is in completing complex transactions and building businesses. Mr. Young graduated from the University of California, Berkeley (A.B., 1989) and the Santa Clara University School of Law (J.D., 1993). He is admitted to the bar in California and Nevada. The two new PMF Master Fund directors would be “interested” directors, and would have the ability effectively to veto certain actions requiring a unanimous vote of the PMF Master Fund board but would not constitute a majority and would not themselves be able to determine the outcome of any PMF Master Fund board vote, other than matters that require a unanimous vote. Such PMF Master Fund directors will not become directors of the PMF Fund. Partners are not tendering Interests or Shares to the Third Party Feeder and have no claim or rights with respect to the Third Party Feeder. Please carefully review the PPM and the PMF PPM for detailed information on the risks, fees and expenses of each. Also included herewith is a chart comparing certain terms/aspects of the Fund and the PMF Fund.

The investors in the Third Party Feeder have entered into a voting agreement with the Investment Adviser (the “Voting Agreement”) pursuant to which the investors in the Third Party Feeder agree that they will not vote to terminate the PMF Master Fund’s investment management agreement (the “Investment Management Agreement”) with the Investment Adviser unless (i) a majority of the PMF Master Fund’s independent directors has voted to so terminate the Investment Management Agreement, (ii) it has been finally determined by a court or an arbitrator that the Investment Adviser (or any officer, director, member, partner, principal or employee thereof) has engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the Investment Adviser’s office or has materially breached its obligations under the PMF Master Fund’s limited partnership agreement or (iii) such vote is in the same proportion as the other investors in the PMF Master Fund’s feeder funds (for example, if 40% of the investors in the other PMF Master Fund’s feeder funds vote to terminate the Investment Management Agreement, the investors in the Third Party Feeder may cause the Third Party Feeder to vote 40% of its interest to terminate the Investment Management Agreement). In addition, the investors in the Third Party Feeder have agreed that they will vote in favor of any nominee to serve as an independent director on the PMF

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Master Fund board of directors who has been nominated by a majority of the PMF Master Fund’s independent directors unless (i) they have received written advice of reputable outside counsel that voting for such nominee would be a breach of such investors’ fiduciary duties (such investors have pre-approved two existing directors of the Fund as suitable independent directors for the PMF Master Fund) or (ii) such vote is in the same proportion as the other investors in the PMF Master Fund’s feeder funds (for example, if 40% of the investors in the other PMF Master Fund’s feeder funds vote against a nominee of the independent directors of the PMF Master Fund, the investors in the Third Party Feeder may cause the Third Party Feeder to vote 40% of its interest against such nominee). The investors in the Third Party Feeder have also agreed that they will not cause the Third Party Feeder to call a meeting of the holders of the PMF Master Fund’s voting interests for the purpose of terminating the Investment Management Agreement, or to solicit proxies (including, without limitation, hiring a proxy solicitor) or the written consent of the holders of the PMF Master Fund’s voting interests in connection with a vote of such holders to terminate the Investment Management Agreement.

The purchase of Interests pursuant to the Offer will have the effect of increasing the proportionate interest in the Fund of Partners who do not tender Interests. Partners who retain their Interests may be subject to increased risks that could result from the reduction in the Fund’s aggregate assets resulting from payment for the Interests tendered as well as potentially increased illiquidity of the Master Fund’s portfolio. Additionally, a reduction in the aggregate assets of the Fund may result in Partners who do not tender Interests bearing higher costs to the extent that certain expenses borne by the Fund are relatively fixed and may not decrease if assets decline. These effects may be reduced or eliminated to the extent that additional subscriptions for Interests are made by new and existing Partners from time to time (of which there can be no assurance).

Interests that are tendered to the Fund in connection with the Offer to Purchase, if accepted for repurchase, will be repurchased and cancelled, resulting in an increase in the expenses of remaining Partners (assuming no further issuances of Interests).

2. Offer to Purchase. The Fund will purchase, upon the terms and subject to the conditions of the Offer, up to all of the Fund’s outstanding Interests that are properly tendered by and not withdrawn before the Expiration Date. The purchase price of Interests tendered to the Fund will be their estimated net asset value as of the close of business on the Valuation Date.

Unlike prior repurchase offers conducted by the Fund, the purchase price for Interests tendered to the Fund will not be paid in cash. The purchase price will be paid in-kind in the form of Shares. The Fund is offering to purchase up to the full net asset value of the Fund’s Interests in an effort to provide Partners with the choice of continuing with their investment in the Fund or acquiring Shares having the same initial value as their Interests but which represent an interest in a separate investment vehicle with a focus on passive management until liquidation rather than active management. Instead of reinvesting proceeds received from Investment Funds (i.e., withdrawal or liquidation proceeds), the PMF Fund will generally distribute such proceeds to its Shareholders until the PMF Fund is fully liquidated. Partners that do not tender all of their Interests will remain in the Fund with limited liquidity generally only available through future repurchase offers, to the extent such offers are approved by the Board, as set forth in the PPM.

The PMF Fund is a newly-formed, closed-end, non-diversified, registered investment company that invests substantially all of its assets in the PMF Master Fund, which also is a newly-formed, closed-end, non-diversified, registered investment company. Shares are only available to Partners that tender their Interests pursuant to the Offer. The PMF Master Fund’s portfolio will represent an approximately pro-rata division of the Master Fund’s portfolio as of the Valuation Date, such that Partners tendering their Interests will receive PMF Fund Shares that represent an ownership interest in approximately the same underlying portfolio of investments represented by the tendered Interests immediately prior to the Valuation Date. As of the Valuation Date, Shares will have the same value as the Interests that were tendered but thereafter will differ as the PMF Fund and the Fund are managed differently, with the PMF Fund being managed for purposes of an orderly liquidation. Settlement of the Offer and payment of the Shares are not expected to occur until after the Valuation Date, as described in more detail herein.

As described above, the PMF Master Fund’s portfolio will represent an approximately pro-rata division of the Master Fund’s portfolio. An approximately pro-rata division of the Master Fund’s portfolio is dependent upon the Master Fund’s ability to obtain sufficient consents from the investment managers (each, an “Investment Manager”) of the underlying Investment Fund interests to transfer otherwise non-transferable Investment Fund interests that

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represent a proportional cross-section of the Master Fund’s portfolio as of the Valuation Date. To the extent that sufficient Investment Manager consents are received to effect an approximately pro-rata division of the Master Fund’s portfolio but one or more Investment Managers do not consent to the division of the Master Fund’s interest in the respective Investment Fund(s) managed by such Investment Managers as of the Valuation Date, the Master Fund will be unable to transfer to the PMF Master Fund a pro-rata portion of its interest in such Investment Funds. Instead, the Master Fund will be required to pay to the PMF Master Fund an amount of cash equal to the net asset value as of the Valuation Date of the relevant portion of the Master Fund’s interest proposed but unable to be transferred. Accordingly, there may be differences in the allocations and/or holdings of the portfolios of the Master Fund and the PMF Master Fund as of the Valuation Date if consents are not received from all Investment Funds. Furthermore, there can be no assurance that the net asset value of such a non-transferring Investment Fund paid in cash would ultimately represent the full value of a continuing interest in such Investment Fund.

There can be no assurance that the Master Fund will be able to effect an approximately pro-rata division of the Master Fund portfolio by the Valuation Date. If as of the Valuation Date the Master Fund is unable to make an approximately pro-rata division of its portfolio, including as a result of the failure to obtain Investment Manager consents, the Fund will be unable to settle the Offer, in which case Partners will remain invested in the Fund. Partners are cautioned that the Valuation Date is expected to occur after the date on which Interests are accepted for purchase in the Offer, and that following such date of acceptance they will not have the right to withdraw their tendered Interests prior to the Valuation Date.

In light of the necessity for Investment Fund transfers to be duly authorized and effected to divide the Master Fund’s portfolio as of the Valuation Date, settlement of the Offer and payment may only be made following the execution of the required transfer agreements, which may not occur until after the date on which Interests are accepted for purchase in the Offer. Due to, among other things, the large number of Investment Funds held and the varying degrees of cooperation needed from the Investment Managers, the date as of which transfer agreements will be executed is uncertain. To the extent that the Master Fund is delayed in entering into sufficient transfer agreements to transfer an approximately pro-rata portion of its portfolio, the Fund will be required to delay the Valuation Date to June 30, 2014, in which case the settlement of the Offer and payment of the Shares to tendering Partners will also be delayed. Such a change in the Valuation Date would not necessarily be accompanied by an extension of the Offer (so that you might not be able to withdraw your tendered Interest), and would increase the potential that the value of tendered Interests may change between the time you elect to tender and the Valuation Date. As discussed above, if as of the Valuation Date the Master Fund is unable to make an approximately pro-rata division of its portfolio, including as a result of the failure to obtain Investment Manager consents, the Fund will be unable to settle the Offer, in which case Partners will remain invested in the Fund. Following the acceptance of Interests tendered in the Offer, you will not have the right to withdraw such tendered Interests.

In addition to the differences described above between the Fund and the PMF Fund, there are also differences in risks, fees and expenses.

Accordingly, before deciding to tender your Interest and become an investor in the PMF Fund or, alternatively, to retain your investment in the Fund, Partners should carefully review the PPM and the PMF PPM, which include detailed information regarding the investment objective, risks, fees and expenses of the Fund and PMF Fund, respectively. Each PPM is enclosed herewith, as well as a chart comparing certain terms/aspects of the Fund and the PMF Fund.

The Fund is one of several “feeder” funds that invests all of its capital into the Master Fund, which then invests its capital in Investment Funds. The Board of the Master Fund has approved a concurrent repurchase offer to be conducted by the Master Fund in an amount up to all outstanding interests of the Master Fund. The Board of the Fund has approved the Offer.

If the Fund elects to extend the tender period, the Valuation Date (the date as of which estimated net asset value of Interests will be determined) may, upon the terms and conditions described herein, be delayed to June 30, 2014. The Fund reserves the right to extend, amend or cancel the Offer as described herein. The purchase price of an Interest tendered will be its estimated net asset value as of the close of business on the Valuation Date.

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As of the close of business on December 31, 201, the outstanding Interests had an approximate aggregate net asset value of $28,131,798 (based on the estimated net asset value of such Interests). The Fund’s administrator determines its estimated net asset value monthly based on information it receives from the managers of the Investment Funds in which it invests. Partners may obtain this information by contacting the Support Desk of Endowment Advisers, L.P. at (800) 725-9456, Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m. (New York City Time). Of course, the value of the Interests tendered by the Partners likely will change between the most recent time net asset value was calculated and communicated to you and the Valuation Date.

In the event that the Investment Adviser or any of its affiliates holds an Interest in the Fund, such Interest may be tendered for repurchase in connection with the Offer, without notice to Partners.

3. Amount of Tender. Partners may tender their entire Interest or a portion of their Interest. The Offer is being made to all Partners and is not conditioned on any minimum amount of Interests being tendered. The Fund is offering to purchase up to the full net asset value of all of the Fund’s outstanding Interests as of the Valuation Date. All Interests tendered will be accepted for repurchase by the Fund unless the Fund elects to cancel or amend the Offer.

At the present time, certain Managers, members of the Board and officers of the Fund or of a Fund affiliate have indicated their intentions to have their Interests acquired in this tender offer (or to have their interests in other feeder funds of the Master Fund acquired in parallel tender offers being made simultaneously with this tender offer by such other feeder funds of the Master Fund).

4. Procedure for Tenders. Partners wishing to tender Interests pursuant to the Offer should contact their Financial Advisor or Portfolio Manager who will provide a customized Tender Offer Form to be signed and returned. The completed and executed Tender Offer Form must be submitted by the Financial Advisor or Portfolio Manager prior to the Expiration Date. The Fund recommends that all documents be submitted by certified mail, return receipt requested, or by facsimile transmission. A Partner choosing to fax a Letter of Transmittal should also send the original completed and executed Letter of Transmittal (the Tender Offer Form will suffice) promptly thereafter.

Partners wishing to confirm receipt of a Letter of Transmittal may contact their Financial Advisor or Portfolio Manager. The method of delivery of any documents is at the election and complete risk of the Partner tendering an Interest, including, but not limited to, the failure of the Placement Agent to receive any Letter of Transmittal or other document submitted by facsimile transmission. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, and such determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of counsel for the Fund, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Interest or any particular Partner, and the Fund’s interpretation of the terms and conditions of the Offer will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. Tenders will not be deemed to have been made until the defects or irregularities have been cured or waived. None of the Fund, the Investment Adviser, Placement Agent nor any of the Managers or Directors of the Fund shall be obligated to give notice of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notice.

5. Withdrawal Rights. Any Partner tendering an Interest pursuant to the Offer may withdraw its tendered Interest until the Expiration Date and, if Interests have not yet been accepted by the Fund, after the expiration of 40 business days from the commencement of the Offer. To be effective, any notice of withdrawal must be timely received by the Placement Agent. A form to use to give notice of withdrawal is available by calling the Support Desk of the Investment Adviser at (800) 725-9456. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Fund, in its sole discretion, and such determination shall be final and binding. Interests properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Interests may be re-tendered prior to the Expiration Date by following the procedures for tenders described above. Partners are cautioned that the Valuation Date is expected to occur after the date on which Interests are accepted for purchase in the Offer, and that following such date of acceptance they will not have the right to withdraw their tendered Interests prior to the Valuation Date.

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6. Purchases and Payment. For purposes of the Offer, the Fund will be deemed to have accepted an Interest that is tendered when the Fund gives written notice to the tendering Partner of the Fund’s election to purchase such Interest. The purchase price of an Interest tendered by any Partner will be the estimated net asset value thereof as of the close of business on the Valuation Date, although settlement of the Offer and payment of the purchase price are not expected to occur until after the Valuation Date, as described herein. The estimated net asset value will be determined after all allocations to capital accounts of the Partners required to be made by the LP Agreement have been made.

In light of the necessity for Investment Fund transfers to be duly authorized and effected to divide the Master Fund’s portfolio as of the Valuation Date, settlement of the Offer and payment may only be made following the execution of the required transfer agreements, which may not occur until after the date on which Interests are accepted for purchase in the Offer. Due to, among other things, the large number of Investment Funds held and the varying degrees of cooperation needed from the Investment Managers, the date as of which transfer agreements will be executed is uncertain. To the extent that the Master Fund is delayed in entering into sufficient transfer agreements to transfer an approximately pro-rata portion of its portfolio, the Fund will be required to delay the Valuation Date to June 30, 2014, in which case the settlement of the Offer and payment of the Shares to tendering Partners will also be delayed. Such a change in the Valuation Date would not necessarily be accompanied by an extension of the Offer (so that you might not be able to withdraw tendered interests), and would increase the potential that the value of tendered Interests may change between the time you elect to tender and the Valuation Date. As discussed above, if as of the Valuation Date the Master Fund is unable to make an approximately pro-rata division of its portfolio, including as a result of the failure to obtain Investment Manager consents, the Fund will be unable to settle the Offer, in which case Partners will remain invested in the Fund. Following the acceptance of Interests tendered in the Offer, you will not have the right to withdraw such tendered Interests.

There can be no assurance that all Investment Managers will consent to a division of the Master Fund’s interest in their respective Investment Funds. To the extent that sufficient Investment Manager consents are received to effect an approximately pro-rata division of the Master Fund’s portfolio but one or more Investment Managers do not consent to the division of the Master Fund’s interest in the respective Investment Fund(s) managed by such Investment Manager as of the Valuation Date, the Master Fund will be unable to transfer to the PMF Master Fund a pro-rata portion of its interest in such Investment Fund. Instead, the Master Fund will be required to pay to the PMF Master Fund an amount of cash equal to the net asset value as of the Valuation Date of the relevant portion of the Master Fund’s interest proposed but unable to be transferred. Accordingly, there may be differences in the allocations and/or holdings of the portfolios of the Master Fund and the PMF Master Fund as of the Valuation Date if consents are not received from all Investment Funds. Furthermore, there can be no assurance that the net asset value of such a non-transferring fund paid in cash would ultimately represent the full value of a continuing interest in such Investment Fund. As of the Valuation Date, Shares will have the same initial value as the Interests that were tendered but thereafter will differ as the PMF Fund and the Fund will be managed differently, with the PMF Fund being managed for purposes of an orderly liquidation.

The purchase price for Interests tendered to the Fund will not be paid in cash. The purchase price for tendered Interests will be paid in-kind in the form of Shares that the Fund will receive from the Master Fund in connection with the Master Fund’s concurrent repurchase offer. The value of the Shares received by tendering Partners will be equal to the estimated net asset value of the tendered Interests as of the Valuation Date.

The repurchase of Interests is subject to regulatory requirements imposed by the Securities and Exchange Commission (“SEC”). The Fund’s repurchase procedures are intended to comply with such requirements. However, in the event that the Board determines that modification of the repurchase procedures is required or appropriate, the Board will adopt revised repurchase procedures as necessary to ensure the Fund’s compliance with applicable regulations or as the Board in its sole discretion deems appropriate. Conditions of the Offer are set forth in section 7 below.

Each Partner whose Interest (or portion thereof) has been accepted for repurchase will continue to be a Partner of the Fund effective until the Valuation Date (and thereafter if its Interest is repurchased in part) and may exercise its voting rights with respect to the repurchased Interest (or portion thereof) until the Valuation Date.

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The Master Fund has incurred and paid, and may incur and pay in the future, expenses in connection with conducting the Offer, including expenses in connection with the formation and capitalization of the PMF Funds, and the Fund will therefore bear an indirect pro-rata share of such expenses. The Offer is not conditioned on the completion of the PMF Funds Offer; however, in the event that the PMF Funds Offer is not completed, the Master Fund will bear a pro-rata portion of certain expenses relating to the PMF Funds Offer, including certain expenses that may be payable in the event that the transaction contemplated by the Purchase and Sale Agreement with the Third Party Feeder is not completed. The Fund does not intend to impose any charges (except for direct costs and expenses borne by the Fund generally) on the repurchase of Interests. Partners that tender Interests will become Shareholders of the PMF Fund and, as a result, will become subject to the fees and expenses of the PMF Fund, as set forth in the PMF PPM.

A Partner who tenders some but not all of the Partner’s Interest for repurchase will be required to maintain a minimum capital account balance of $100,000. Such minimum capital account balance requirement may be waived by the Fund, in its sole discretion. The Fund reserves the right to reduce the amount to be repurchased from a Partner so that the required capital account balance is maintained.

7. Certain Conditions of the Offer. An approximately pro-rata division of the Master Fund’s portfolio, and thus settlement of the Offer, is dependent upon the Master Fund’s ability to obtain the consents of Investment Managers to such division. There can be no assurance that the Master Fund will be able to effect an approximately pro-rata division of the Master Fund portfolio by the Valuation Date. If as of the Valuation Date the Master Fund is unable to make an approximately pro-rata division of its portfolio, including as a result of the failure to obtain Investment Manager consents, the Fund will be unable to settle the Offer, in which case Partners will remain invested in the Fund. The Fund expects to accept Interests tendered for repurchase prior to being able to determine whether the Master Fund will be able to effect such division. Following such date of acceptance Partners will not have the right to withdraw their tendered Interests prior to the Valuation Date.

To the extent that the Master Fund is delayed in entering into sufficient transfer agreements to transfer an approximately pro-rata portion of its portfolio, the Fund will be required to delay the Valuation Date to June 30, 2014, in which case the settlement of the Offer and payment of the Shares to tendering Partners will also be delayed. Such a change in the Valuation Date will not necessarily be accompanied by an extension of the Offer (so that you might not be able to withdraw your tendered Interest), and would increase the potential that the value of tendered Interests may change between the time you elect to tender and the Valuation Date. Following the acceptance of Interests tendered in the Offer, you will not have the right to withdraw such tendered Interests.

The Fund reserves the right, at any time and from time to time, subject to applicable law, to extend the period of time during which the Offer is pending by notifying Partners of such extension. If the Fund elects to extend the period during which the Offer is open, the Valuation Date (which is the date on which the estimated net asset value of tendered Interests will be determined) may, in the discretion of the Board, be delayed to June 30, 2014. During any extension of the Offer, all Interests previously tendered and not withdrawn will remain subject to the Offer. Following the acceptance of Interests tendered in the Offer, you will not have the right to withdraw such tendered Interests.

The Fund may amend the Offer or postpone the acceptance of tenders made pursuant to the Offer (and, by extension, the Valuation Date) in order to allow the approximately pro-rata division of the Master Fund’s portfolio to be made (such condition, the “Portfolio Division Condition.”) However, there can be no assurance that the Fund will exercise its right to extend or amend the Offer or to postpone acceptance of tenders pursuant to the Offer. If the Fund determines to amend the Offer or to postpone the acceptance of Interests tendered, it will, to the extent required, extend the period of time during which the Offer is open as provided above and will promptly notify Partners.

8. Certain Information About the Fund. The Fund is registered under the 1940 Act as a closed-end, non-diversified, management investment company and is organized as a Delaware limited partnership. The principal executive office of the Fund is located at 4265 San Felipe, 8th Floor, Houston, Texas 77027 and the telephone number is (713) 993-4675. Interests are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the LP Agreement. The Investment Adviser’s investment committee (the “Investment Committee”) members are Messrs. Lee G. Partridge, Jeremy L. Radcliffe, William K. Enszer, William B. Hunt and William R. Guinn (the “Managers”). Their address is c/o Endowment Advisers, L.P. at 4265 San Felipe, 8th Floor, Houston, Texas 77027 and the telephone number is (713) 993-4675.

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Based on December 31, 2013 estimated values, Mr. John A. Blaisdell, Manager, Director and Co-Principal Executive Officer of the Fund, beneficially owns $1,254,065 of Interests in the Fund, and an aggregate of $1,503,159 of the interests in the fund complex.

Based on December 31, 2013 estimated values, Mr. Andrew B. Linbeck, Manager, Director and Co-Principal Executive Officer of the Fund, beneficially owns $2,065,961 of Interests in the Fund, and an aggregate of $2,336,811 of the interests in the fund complex.

Based on December 31, 2013 estimated values, Mr. John E. Price, Principal Financial Officer of the Fund, beneficially owns $121,947 of Interests in the Fund, and an aggregate of $121,947 of the interests in the fund complex.

Based on December 31, 2013 estimated values, Mr. A. Haag Sherman, Director of the Fund, beneficially owns $1,978,061 of Interests in the Fund, and an aggregate of $2,066,434 of the interests in the fund complex.

Based on December 31, 2013 estimated values, Mr. Lee G. Partridge, Manager and Chief Investment Officer of the Investment Adviser, does not have any beneficial ownership in the Fund.

Based on December 31, 2013 estimated values, Mr. Jeremy L. Radcliffe, Secretary of the Fund, beneficially owns $516,490 of Interests in the Fund, and owns an aggregate of $516,490 of the interests in the fund complex.

Based on December 31, 2013 estimated values, Mr. Scott E. Schwinger, Independent Director of the Fund, does not have any beneficial ownership in the Fund, but beneficially owns $223,345 of the interests in the fund complex.

Based on December 31, 2013 estimated values, Mr. William K. Enszer, portfolio manager of the Fund, does not have any beneficial ownership in the Fund.

None of the other directors of the Fund have any beneficial ownership in the Fund or the fund complex.

The Fund does not have any plans or proposals that relate to or would result in: (1) the acquisition by any of the above of additional Interests (other than the Fund’s intention to accept subscriptions for Interests from time to time in the discretion of the Fund), or the disposition of Interests (except for the Fund’s periodic discretionary solicitations of tender offers); (2) other than as described herein or in the cover letters filed in connection with the Offer with regard to the choice to receive Shares, an extraordinary transaction, such as a merger, reorganization or liquidation, involving the Fund; (3) other than as described herein or in the cover letters filed in connection with the Offer with regard to the choice to receive Shares, any material change in the present distribution policy or indebtedness or capitalization of the Fund; (4) any change in the identity of the Investment Adviser or the Managers or Directors of the Fund, or in the management of the Fund including, but not limited to, any plans or proposals to change the number or the term of the Directors of the Fund, to fill any existing vacancy for a Director or to change any material term of the investment advisory arrangements with the Investment Adviser; (5) other than as described herein or in the cover letters filed in connection with the Offer with regard to the choice to receive Shares, a sale or transfer of a material amount of assets of the Fund; (6) other than as described herein or in the cover letters filed in connection with the Offer, any other material change in the Fund’s structure or business, including any plans or proposals to make any changes in its fundamental investment policies, as amended, for which a vote would be required by Section 13 of the 1940 Act; or (7) any changes in the LP Agreement or other actions that might impede the acquisition of control of the Fund by any person. Because Interests are not traded in any market, Items (6), (7) and (8) of Item 1006(c) of Regulation M-A are not applicable to the Fund.

To obtain consents, the Master Fund and the PMF Master Fund may be required to agree to indemnify Investment Funds and Investment Managers in connection with the division of the Master Fund’s portfolio or any related transfers of Investment Fund interests to the PMF Master Fund, which could expose the Master Fund and PMF Master Fund, and thus the Fund and the PMF Fund, to additional liabilities. The Master Fund may also bear

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the expenses imposed on transfers by Investment Funds, including fees and expenses of counsel to the Investment Funds, as well as accounting fees and expenses that the Investment Funds may incur in the future in connection with the Investment Fund’s compliance with any U.S. federal tax requirements or elections as a result of the transfers.

9. Certain Federal Income Tax Consequences. The following discussion is a general summary of the federal income tax consequences of the purchase of Interests by the Fund from Partners pursuant to the Offer. Partners should consult their own tax advisors for a complete description of the tax consequences to them of a purchase of their Interests by the Fund pursuant to the Offer.

A Partner who tenders all or a portion of its Interest to the Fund for repurchase receiving payment in kind in the form of Shares generally will not recognize any income or capital gain or loss with respect to the transaction. A Partner’s tax basis in the PMF Fund Shares it receives in the repurchase transaction generally will be the same as its aggregate tax basis in the Interest being repurchased.

10. Miscellaneous. The Offer is not being made to, nor will tenders be accepted from, Partners in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. The Fund is not aware of any jurisdiction in which the Offer or tenders pursuant thereto would not be in compliance with the laws of such jurisdiction. However, the Fund reserves the right to exclude Partners from the Offer in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. The Fund believes such exclusion is permissible under applicable laws and regulations, provided the Fund makes a good faith effort to comply with any state law deemed applicable to the Offer.

The Fund has filed an Issuer Tender Offer Statement on Schedule TO with the SEC, which includes certain information relating to the Offer summarized herein. A free copy of such statement may be obtained from the Fund by contacting the Investment Adviser at (800) 725-9456 or from the SEC’s internet web site, http://www.sec.gov. For a fee, a copy may be obtained from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549. For more information about its operation. call (202) 551-8090.

Financial Statements

The audited financial statements of the Fund for the fiscal year ended December 31, 2012, and the schedule of investments dated December 31, 2012, both filed with the SEC on EDGAR on Form N-CSR on March 11, 2013, are hereby incorporated by reference. The semi-annual, unaudited financial statements for the six month period ended June 30, 2013, filed with the SEC on EDGAR on Form N-CSRS on September 6, 2013, are hereby incorporated by reference.

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